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                                                                     Exhibit 3.6


                                   BY-LAWS OF
                        ADDISON STRUCTURAL SERVICES, INC.

                                   ARTICLE I.
                                     OFFICES

      The principal offices of the Corporation shall be located in the City of Albany, State of Georgia. The Corporation may have such other offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

      The registered office of the Corporation, required by the Florida Corporation laws to be maintained in the State of Florida may be, but need not be, identical with the principal office in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II.
                                  SHAREHOLDERS

      Sec. 1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at the principal office of the Corporation on the 2nd Monday in July each year at 9:00 a.m. The Secretary shall serve personally, or send through the mail at least ten days before such meeting, a notice thereof addressed to each shareholder of record at his last known post office address; but at any meeting at which all shareholders not present have waived notice in writing, the giving of notice as above required shall be dispensed with.

      Sec. 2. QUORUM. At all meetings of shareholders it shall be necessary that stockholders representing in person or by proxy a majority of the outstanding capital stock shall be present to constitute a quorum.

      Sec. 3. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Chairman or by a majority of the directors upon ten days notice to each shareholder of record, and to be served personally or sent through the post office addressed to each of such shareholders of record at his last known post office address; but at any meeting at which all shareholders shall be present, or of which shareholders not present have waived notice of the meeting in writing, the giving of notice as above required shall be dispensed with.

      The Board of Directors shall also, in like manner, call a special meeting of shareholders whenever and wherever so required in writing by shareholders representing not less than one-half of the capital stock of the company.
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      Sec. 4. VOTING. At all meetings of shareholders all questions, the manner of deciding which is not prescribed by statute, shall be determined by a majority vote of the shareholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each shareholder present in person or proxy shall be entitled to cast one vote for each share of stock owned or represented by him. All voting shall be done by voice except that a stock vote shall be by ballot. The casting of all votes at meetings of the shareholders shall be governed by the provisions of the statutes of Florida thereunto pertaining.

      Sec. 5. ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as follows:

            1.    Roll Call

            2.    Proof of notice of meeting or waiver of notice

            3.    Reading of minutes of preceding meeting

            4.    Report of officers

            5.    Reports of committees

            6.    Election of inspectors of election

            7.    Unfinished business

            8.    New business

      Sec. 6. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III.
                                    DIRECTORS

      Sec. l. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors consisting of 5 person(s) who need not be shareholder(s).

      Sec. 2. HOW ELECTED. At the annual meeting of shareholders, the person(s) receiving a plurality of the votes cast shall be directors and shall constitute the Board of Directors for the coming year.

      Sec. 3. TERM OF OFFICE. The term of office of each of the directors shall be one year, and thereafter until his successor has been elected and has qualified.

      Sec. 4. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the Corporation, and exercise all the powers, rights, and privileges permitted to be exercised by directors of Corporations for profit under the statutes of the State of Florida thereunto pertaining. Such directors shall in all cases act as a board,


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regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with these By-laws and the laws of the State of Florida.

      Sec. 5. DIRECTORS' MEETINGS. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders. Special meetings of the Board of Directors may be called by the Chairman at any time, and must be called by the President or Secretary upon the written request of two directors. The directors shall meet at such place and time as may be designated in the notice of such meeting.

      Sec. 6. NOTICE OF MEETINGS. Notice of meetings other than the annual meeting shall be given by service upon each director by mail or in person at least two days before the date therein designated for such meeting, including the day of mailing of written or printed notice thereof, specifying the time and place of such meeting. At any meeting at which every member of the Board of Directors shall be present, or to the holding of which an absent director has consented in writing, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

      Sec. 7. QUORUM. At any meeting of the directors, majority of the board shall constitute a quorum for the transaction of business, but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, but not more than five days later.

      Sec. 8. VOTING. At all meetings of the Board of Directors, each director is to have one vote.

      Sec. 9. VACANCIES. Whenever any vacancies shall occur in the Board of Directors by death, resignation, removal or otherwise, the same shall be filled without undue delay by a majority vote of the remaining members of the Board of Directors. Such election shall be held within thirty days after the occurrence of such vacancy. The person so chosen shall hold office until the next annual meeting of the shareholders, or until his successor shall have been chosen at a special meeting of the shareholders or by informal action of the shareholders.

      Sec. 10.    REMOVAL OF DIRECTORS.  Any one or more of the directors may be removed with or without cause at any time by a vote of the shareholders holding a majority of the outstanding stock at any meeting of the shareholders or by informal action of the shareholders pursuant to Article II, Section 6 of these By-laws.

      Sec. 11.    ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors.


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                                   ARTICLE IV.
                                    OFFICERS

      Sec. 1. NUMBER.  The officers of the Corporation shall be:

                  1.    Chairman

                  2.    President

                  3.    Vice President

                  4.    Secretary

                  5.    Treasurer

      Sec. 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for the term of one year, or until their successors are duly elected and have qualified.

      Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:

                                    CHAIRMAN

      The Chairman shall preside at all meetings of the Board of Directors and of the shareholders. He shall cause to be called regular and special meetings of the shareholders and directors in accordance with these By-laws.

      He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, and employees of the Corporation, other than the duly elected officers, subject to the approval of the Board of Directors.

      He shall sign and make all contracts and agreements in the name of the Corporation and see that they are properly carried out.

      He shall see that the books, reports, statements and certificates required by the statutes of Florida are properly kept, made and filed according to law.

      He shall exercise all the rights and privileges and perform all the duties usually pertaining to the office of Chairman of a Corporation for profit.

                                    PRESIDENT

      During the absence or inability of the Chairman to render and perform his duties or to exercise his powers, the same shall be performed and exercised by the President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon the Chairman.


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                                    SECRETARY

      The Secretary shall keep the minutes of the meetings of the Board of Directors and shareholders in an appropriate book or books.

      He shall serve all notices of the Corporation.

      He shall be a custodian of the records and of the seal, and affix the latter when required.

      He shall keep the stock book so as to show at all times the amount of the outstanding capital stock, the manner and the time the same was paid in, and the names and post office addresses of the owners thereof.

      He shall, with the Chairman, sign all certificates of stock.

      He shall perform all the duties usually incident to the office of Secretary.

                                    TREASURER

      The Treasurer shall have the care and custody and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, or otherwise as the Board of Directors may designate.

      He shall keep, or cause to be kept at the office of the Corporation, correct books of account of all of its business and transactions.

      He shall do and perform all the duties pertaining to the office of Treasurer.

      Sec. 4. ALL VACANCIES - HOW FILLED. All vacancies in any office shall be filled by the Board of Directors.

      Sec. 5. COMPENSATION OF OFFICERS. The Board of Directors shall determine the salary or compensation to be received by the officers.

      Sec. 6. REMOVAL OF OFFICERS. The Board of Directors may remove any officer by a majority vote at any time with or without cause.

                                   ARTICLE V.
                                      SEAL

      Sec. I. SEAL.  The seal of the Corporation shall be as follows:


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                                   ARTICLE VI.
                              CERTIFICATES OF STOCK

      Sec. l. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the Chairman or President and countersigned by the Secretary and sealed with the seal of the Corporation.

      Sec. 2. TRANSFER OF STOCK. The stock of the Corporation shall be assigned and transferable on the books of the Corporation only by the person in whose name it appears on said books or his legal representatives. In case of transfer by attorney, the power of attorney duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered and called before a new certificate may be issued. No transfer shall be made upon the books of the Corporation within ten days next proceeding the next annual meeting of the shareholders. Any taxes in connection with the transfer of any such shares shall be paid by the transferor or the transferee of said stock before said assignment and transfer shall be made on the books of the Corporation.

                                  ARTICLE VII.
                                    DIVIDENDS

      Sec. 1. WHEN DECLARED. The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the articles of incorporation.

                                  ARTICLE VIII.
                               BILLS, NOTES, ETC.

      Sec. 1. HOW MADE. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by such officer or officers as the Board of Directors shall from time to time direct. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation or contract or cause to be contracted any debt or liability in the name or on behalf of the Corporation, except as herein expressly prescribed and provided.


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                                   ARTICLE IX.
                                   AMENDMENTS

      Sec. 1. HOW AMENDED. These By-laws may be altered, amended, repealed or added to by the affirmative vote of the stockholders representing a majority of the outstanding capital stock at any meeting of the stockholders called for such purposes or by informal motion of the shareholders pursuant to Article 2, Section 6 of these By-laws.

                                   ARTICLE X.
                                 INDEMNIFICATION

      Sec. 1. ACTIONS NOT BY OR IN THE RIGHT OF THE COMPANY. This Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the Corporation's right), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Sec. 2. ACTIONS BY OR IN THE RIGHT OF THE COMPANY. The Corporation shall indemnify any person who was or is a party to any proceeding by, or in the Corporation's right, to procure a judgment in its favor because such person is or was a corporate, director, officer, employee or agent or was serving at the Corporation's request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement which, in the Board of Directors' judgment, do not exceed the estimated expense of litigating the proceeding to conclusion. Such indemnification shall not exceed the amounts actually and reasonably incurred in connection with the defense of such proceeding and any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought or any other court of competent jurisdiction, shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Sec. 3. INDEMNIFICATION WHERE OFFICER OR DIRECTOR SUCCESSFULLY DEFENDS ACTIONS. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against


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expenses (including, but not limited to, attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Sec. 4. STANDARDS REQUIRED PRIOR TO INDEMNIFICATION. Except as provided in Section 3 hereof and except as may be ordered by a court, any indemnification under Section 1 or Section 2, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in Section 1 or Section 2. Such determination shall be made:

              (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

              (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

              (c) By independent legal counsel;

                  1. Selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                  2. If a quorum of the directors cannot be obtained for
              subparagraph (1) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

              (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable by a majority vote of shareholders who were not parties to such proceeding.

      Sec. 5. EVALUATION OF EXPENSE REASONABLENESS AND INDEMNIFICATION AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Section (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

      Sec. 6. ADVANCE OF EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or


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officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this article. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

      Sec. 7. CONTINUATION OF INDEMNIFICATION. These indemnification provisions shall continue in effect (unless otherwise provided when authorized or ratified) for persons who have ceased to be a director, officer, employee or agent and shall additionally apply for the benefit of the heirs, executors and administrators of such persons (unless otherwise provided when authorized or ratified).

      Sec. 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

      Sec. 9. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided pursuant to this article are not exclusive and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Sec. 10.    NOTICE TO SHAREHOLDERS.  If any expenses or other amounts
are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

      Sec. 11.    PRECLUSION OF INDEMNIFICATION OR EXPENSE ADVANCEMENT.
Notwithstanding any other provision of this Article, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

              a. A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;


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              b. A transaction from which the director, officer, employee or agent derived an improper personal benefit; or

              c. Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.


                                          /s/  E. C. Addison
                                          --------------------------------
                                          E. C. Addison


                                          /s/  Paul Macomber
                                          --------------------------------
                                          Paul Macomber


                                          /s/  T. M. Phagans
                                          --------------------------------
                                          T. M. Phagans


                                          /s/  Glen Davis
                                          --------------------------------
                                          Glen Davis


                                          /s/  Sam Mahdavi
                                          --------------------------------
                                          Sam Mahdavi


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